SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2010

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 12, 2010, the management of  Sanders Morris Harris Group Inc. (the “Company”) concluded, and the Audit Committee of the Board of Directors of the Company concurred, that the previously issued condensed consolidated financial statements of the Company covering the quarterly and nine-month periods ended September 30, 2009, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and a press release issued by the Company on November 9, 2009, included as Exhibit 99.1 to its Current Report on Form 8-K filed on November 12, 2009, contain an error in accounting as a result of the failure to recognize a gain on step acquisition related to the Company’s previously-held 10% member interest in Edelman Financial Advisors, LLC (“EFA”), which occurred when the Company acquired an additional 66% interest in EFA. These condensed consolidated financial statements should no longer be relied upon because of such error.

The Company failed to account for the gain resulting from the increase in the fair value of its 10% interest in EFA compared to its book value in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, Section 10-25-10.

As a result of the error the Company understated its net income for the quarter by $1,861,000 and its earnings per share by $0.07.

If the gain on step acquisition of $3,000,000 had been recorded, net of tax of $1,139,000, the Company’s results for the third quarter of 2009 would be:

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	As Reported	As Corrected	As Reported	As Corrected
	(in thousands, except per share amounts)
Statements of Operations:
Gain on step acquisition	$-	$3,000	$-	$3,000
Provision (benefit) for income taxes	856	1,995	(4,335)	(3,196)

Income (loss) from continuing operations, net of income taxes	2,527	4,388	(4,952)	(3,091)

Net income attributable to Sanders Morris Harris Group Inc.	843	2,704	(10,468)	(8,607)

Earnings (Loss) Per Common Share Information:
Basic earnings (loss) per common share:
Continuing operations	$0.04	$0.11	$(0.31)	$(0.24)
Discontinued operations	(0.01)	(0.01)	(0.07)	(0.07)
Net earnings (loss)	$0.03	$0.10	$(0.38)	$(0.31)

Diluted earnings (loss) per common share:
Continuing operations	$0.04	$0.11	$(0.31)	$(0.24)
Discontinued operations	(0.01)	(0.01)	(0.07)	(0.07)
Net earnings (loss)	$0.03	$0.10	$(0.38)	$(0.31)

The Company will amend its financial statements for the quarterly period ended September 30, 2009, to correct the accounting for the increase in fair value of our interest in EFA and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, to include the corrected financial statements. The amended Quarterly Report on Form 10-Q/A will be filed as soon as possible.

The Company’s Audit Committee and management discussed the matters disclosed in Item 4.02 of this filing with Grant Thornton, LLP, the Company’s independent registered certified public accounting firm.

Item 9.01.   Financial Statements and Exhibits.

a.	Financial statements of business acquired

Not Applicable

b.	Pro forma financial information

Not Applicable

c.	Exhibits

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ George L. Ball
George L. Ball,
Chief Executive Officer

Date: February 16, 2010